UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 16, 2006
(Date of earliest event reported)

vFINANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11454-03	58-1974423
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3010 North Military Trail
Suite 300
Boca Raton, Florida 33431
(Address of Principal Executive Offices)

(561) 981-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As earlier reported, on November 2, 2004, vFinance, Inc.'s (the “Company”) wholly-owned subsidiary, vFinance Investments, Inc. (“vFinance Investments”), completed its acquisition of certain assets of Global Partners Securities, Inc. ("Global") and 100% of the issued and outstanding equity securities of EquityStation, Inc., all of which securities were owned by Level2.com, Inc. ("Level2"), a subsidiary of Global.

In accordance with the terms of the acquisition agreements, the Company delivered into escrow 8,324,690 shares (the "Escrowed Shares") of the Company’s common stock, and warrants (the "Escrowed Warrants") to purchase 3,299,728 shares (“Warrant Shares”) of the Company’s common stock at a price of $0.11 per share. As determined pursuant to the financial performance calculation in the escrow agreement, 1,748,185 of the Escrowed Shares and 692,942 of Warrant Shares were subject to cancellation in accordance with the terms of the escrow agreement. After the Escrowed Shares and the Escrowed Warrants were deposited in escrow, a dispute arose among the parties over the amount of the Escrowed Shares and the Warrants that were deposited in escrow and the value of such securities.

On November 7, 2006, the Company and vFinance Investments entered into a settlement and escrow release agreement (the “Global Settlement Agreement”) with Global, Level2 and Edwards Angell Palmer & Dodge LLP, as escrow agent. Pursuant to the terms of the Global Settlement Agreement, the securities currently issued in the name of Global and Level2 will be cancelled. In lieu thereof, the Company agreed to issue 3,288,253 and 3,288,252 shares (“Replacement Shares”) of its common stock to Global and Level2, respectively. The Company also agreed to issue warrants (“Replacement Warrants”) to purchase 1,303,393 and 1,303,392 shares of its common stock at a price of $0.11 per share to Global and Level2, respectively. The closing price of the Company’s common stock on November 7, 2006 was $0.22 per share. The Company issued the Replacement Shares and the Replacement Warrants to Global and Level2 pursuant to the transactional exemption under Section 4(2) of the Securities Act of 1933, as amended.

As a result of the Global Settlement Agreement, the aggregate number of shares issued to Global and Level2 decreased by 1,748,185 and the aggregate number of shares underlying warrants issued to Global and Level2 decreased by 692,942.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Also as previously reported, on August 14, 2002, Henry S. Snow and Sandra L. Snow filed a complaint against Colonial Direct Financial Group, Inc., a former subsidiary of the Company, and the Company in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. The claim alleged breach of contract and unjust enrichment and sought damages of $250,000 plus interest and court costs. It alleged that Colonial Direct Financial Group, Inc., while a subsidiary of the Company, defaulted on a promissory note in the principal amount of $250,000.

On October 16, 2006, the Company entered into a settlement agreement (the “Snow Settlement Agreement”) with Henry S. Snow, Sandra L. Snow, Michael Golden and Ben Lichtenberg. Pursuant to the terms of the Snow Settlement Agreement, the Company has agreed to issue 1,000,000 shares (“Snow Shares”) of its common stock to Henry S. Snow and Sandra L. Snow by November 16, 2006. The Company guaranteed that any public sale of any of the Snow Shares after October 16, 2007, would result in a sale price of not less than $0.175 per share. In the event that such sale price is less than $0.175 per share, the Company agreed to pay Henry S. and Sandra L. Snow the difference between $0.175 per share and the actual net sale price of any of the Snow Shares to any bona fide third party for value. The closing price of the Company’s common stock on October 16, 2006 was $0.20 per share. The transaction is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Global Settlement Agreement, the Snow Settlement Agreement and the Replacement Warrants does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits.

(c)  Exhibits.

10.1
Settlement and Escrow Release Agreement dated as of November 7, 2006 by and among vFinance, Inc., vFinance Investments, Inc., Global Partners Securities, Inc., Level2.com, Inc. and Edwards Angell Palmer & Dodge LLP.

10.2	Warrant to Purchase Common Stock dated November 7, 2006 issued to Global Partners Securities, Inc.

10.3	Warrant to Purchase Common Stock dated November 7, 2006 issued to Level2.com, Inc.

10.4	Settlement Agreement dated as of October 16, 2006 by and among vFinance, Inc., Henry S. Snow, Sandra L. Snow, Michael Golden and Ben Lichtenberg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vFINANCE, INC.

By:	/s/ Leonard J. Sokolow
Name: Leonard J. Sokolow Title: Chief Executive Officer

Date: November 13, 2006

Exhibit Index

Exhibit No.	Description

10.1
Settlement and Escrow Release Agreement dated as of November 7, 2006 by and among vFinance, Inc., vFinance Investments, Inc., Global Partners Securities, Inc., Level2.com, Inc. and Edwards Angell Palmer & Dodge LLP.

10.2	Warrant to Purchase Common Stock dated November 7, 2006 issued to Global Partners Securities, Inc.

10.3	Warrant to Purchase Common Stock dated November 7, 2006 issued to Level2.com, Inc.

10.4	Settlement Agreement dated as of October 16, 2006 by and among vFinance, Inc., Henry S. Snow, Sandra L. Snow, Michael Golden and Ben Lichtenberg.